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                         AGREEMENT OF JOINT FILING


                                                                      Exhibit 99

         Marc H. Bell and Daniel C. Staton each agree that this statement on
Schedule 13D has been filed on behalf of each of them.

                                                  /s/  Marc H. Bell
                                                  ------------------------------
                                                  Marc H. Bell


                                                  /s/  Daniel C. Staton
                                                  ------------------------------
                                                  Daniel C. Staton